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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to US Unwired Inc.'s 1999 Equity Incentive Plan of our report dated January 25, 2002, except for Note 14 as to which the date is February 8, 2002, with respect to the consolidated financial statements and schedule of US Unwired Inc. included in the Annual Report (Form 10-K) of US Unwired Inc. for the year ended December 31, 2001.



Houston, Texas
March 1, 2002